Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies gross profit)

3 Month Rolling Average (%)*

	2007	2008	2009	2010	2011
January	39.1	38.1	30.5	36.2	31.6
February	38.4	36.4	31.6	35.9	30.5
March	38.8	37.3	32.6	34.5	31.3
April	39.6	36.9	34.6	35.0	30.8
May	39.6	37.8	36.3	33.5	31.2
June	38.2	37.2	34.7	33.7	29.7
July	39.3	37.1	35.7	32.8	30.3
August	39.0	36.2	34.8	32.8	30.7
September	39.7	32.9	36.7	31.7	30.5
October	39.0	33.0	36.1	30.8
November	39.8	31.5	36.0	31.2
December	39.3	32.5	36.6	31.6

12 Month Rolling Average (%)*

	2007	2008	2009	2010	2011
January	41.0	39.0	34.0	35.6	32.5
February	40.5	38.7	33.1	35.8	32.0
March	40.2	38.6	33.0	35.6	32.0
April	39.8	38.3	33.0	35.7	31.5
May	39.4	38.3	33.2	35.1	31.4
June	38.9	38.4	32.7	35.4	31.0
July	39.2	37.8	33.2	35.0	30.9
August	39.2	37.5	33.3	34.6	30.9
September	39.2	36.7	33.9	34.1	30.8
October	39.3	36.3	33.9	33.7
November	39.2	35.3	34.7	33.4
December	39.0	34.8	35.2	32.8

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  The calculated gross profit percentages for November and December of 2008 exclude the impact of purchase accounting inventory step-up adjustments.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.